SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2009 (August 5, 2009)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2009, the Board of Directors (the “Board”) of Tri-S Security Corporation (the “Company” or “we”) adopted a Rights Agreement and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our common stock, par value $.001 per share (the “Common Stock”). The dividend is payable to our shareholders of record as of August 17, 2009. The terms of the Rights and the Rights Agreement are set forth in the Rights Agreement between us and Registrar and Transfer Company, as Rights Agent, dated as of August 7, 2009 (the “Rights Agreement”). A copy of the Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Our Board adopted the Rights Agreement in an effort to protect shareholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (“NOLs”) to reduce potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. If we experience an “ownership change,” as defined in Section 382 of the Code, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of our NOL asset.

The Rights Agreement is intended to act as a deterrent to any person or group becoming the “Beneficial Owner” (as such term is defined in the Rights Agreement) of 4.9% or more of the Common Stock (an “Acquiring Person”) without the approval of our Board. Shareholders who are Beneficial Owners of 4.9% or more of the outstanding Common Stock as of the close of business on August 17, 2009 will not trigger the Rights Agreement so long as they do not (i) acquire beneficial ownership of any additional shares of Common Stock or (ii) fall under 4.9% beneficial ownership of Common Stock and then re-acquire 4.9% or more of the Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised. Our Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Agreement.

The Rights. Our Board authorized the issuance of one Right per each outstanding share of Common Stock payable to our shareholders of record as of August 17, 2009. Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from us one one-hundredth of a share of our Series E Preferred Stock (the “Preferred Stock”) for a purchase price of $0.56 (the “Purchase Price”). If issued, each fractional share of Preferred Stock would give the shareholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a shareholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of: (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the Common Stock.

We refer to the date that the Rights become exercisable as the “Distribution Date.” Until the Distribution Date, the Common Stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until our Board has determined to affect an exchange pursuant to the Rights Agreement.

After the Distribution Date, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

Exchange. After the Distribution Date, our Board may exchange the Rights (other than Rights owned such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of one one-hundredth of Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Expiration. The Rights and the Rights Agreement will expire on the earliest of: (i) August 7, 2012, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if our Board determines that the Rights Agreement is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of the Company to which our Board determines that no tax benefits may be carried forward and (vi) a determination by our Board, prior to the time any person or group becomes an Acquiring Person, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its shareholders.

Redemption. At any time prior to the time an Acquiring Person becomes such, our Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Anti-Dilution Provisions. Our Board may adjust the Purchase Price of the Preferred Stock, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Preferred Stock or the Common Stock.

Amendments. Before the Distribution Date, our Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the Distribution Date, our Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause the Rights Agreement to again become amendable other than as provided therein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2009, we amended our Amended and Restated Articles of Incorporation to provide for the establishment and designation of the Preferred Stock. A copy of the Articles of Amendment to the

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Amended and Restated Articles of Incorporation effecting this amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company, effective August 5, 2009.

4.1	Rights Agreement, dated as of August 7, 2009, between the Company and Registrar and Transfer Company.

99.1	Press Release issued August 7, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: August 11, 2009

EXHIBIT INDEX

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company, effective August 5, 2009.

4.1	Rights Agreement, dated as of August 7, 2009, between the Company and Registrar and Transfer Company.

99.1	Press Release issued August 7, 2009.